Exhibit 99.1

COVENTRY HEALTH CARE ANNOUNCES ORGANIZATIONAL CHANGES

Bethesda, Maryland (October 25, 2004) — Coventry Health Care, Inc. (NYSE:CVH) announced today several organizational changes as part of the succession planning resulting from Allen Wise’s retirement and the naming of Dale Wolf as his successor as Coventry’s CEO effective January 1, 2005. All of these organizational changes become effective January 1, 2005.

        Thomas McDonough, Coventry’s current Executive Vice President and Chief Operating Officer, will become President of Coventry Health Care and will assume responsibility for the pending acquisition of First Health Group. Tom has served as Executive Vice President and Chief Operating Officer of Coventry since joining the company in April 1998, overseeing all of Coventry’s health plan operations. Before joining Coventry, Tom served as Chief Executive Officer of Uniprise, a subsidiary of UnitedHealth Group which provides health benefit services to large, multi–state employers. Prior to United, Tom was President of Harrington Service Corporation, an insurance brokerage and consulting company based in Columbus, Ohio, with 18 locations throughout the country. In addition, Tom’s background also includes ten years with Jardine Group Services Corporation, an insurance brokerage company specializing in brokerage, marketing and administrative services for large corporations, affinity groups and associations, and 11 years with Travelers Insurance Company. “Tom has been instrumental in leading Coventry’s health plans to record membership and earnings growth,” said Dale Wolf, “I look forward to working with Tom as he leads our efforts with respect to First Health.”

        Shawn Guertin, Coventry’s current Senior Vice President of Finance will become Executive Vice President and Chief Financial Officer effective January 1, 2005. Shawn has been with Coventry since 1998 and currently oversees the underwriting and actuarial functions of the company. He has served as President of Coventry Health and Life Insurance Company since February 2002. From August 1995 to January 1998, Shawn was Vice President of UnitedHealth Group. Prior to 1995, he served as Vice President for the MetraHealth Companies, Inc., a Connecticut managed health care company. “Coventry has benefited greatly from Shawn’s oversight and controls around pricing, contracting, reserving and trend analysis,” said Dale Wolf, “Shawn’s approach is best reflected by his leadership in the development of sophisticated analytic and modeling tools that enable Coventry to make disciplined, data driven decisions.”

        Francis Soistman, President and Chief Executive Officer of HealthAmerica, Coventry’s largest franchise based in Pennsylvania, is promoted to the position of Executive Vice President — Health Plan Operations, and assumes responsibility for Coventry’s existing health plan businesses. Fran joined Coventry in 1998 when Coventry merged with Principal Health Care. Fran was Regional Vice President of Principal Health Care responsible for overseeing eight HMOs operating in 12 markets throughout the United States. Fran’s experience also includes a long tenure with Blue Cross and Blue Shield of Maryland. “Fran has done an outstanding job in growing our Pennsylvania franchise both in terms of membership and profitability,” said Dale Wolf, “Fran’s commitment to customer service and quality health care is exemplary and will set the bar for excellence as he moves forward in his new role.”

        Harve DeMovick, Coventry’s Senior Vice President, Customer Service Organization and Chief Information Officer, will become Executive Vice President, Customer Service Operations and Chief Information Officer and will assume responsibility for information technology and customer service for all Coventry operations, including the pending acquisition of First Health Group. Harve has served in many executive capacities at Coventry since 1997, including Government Programs, Human Resources, Customer Service Operations and Information Technology. Before joining Coventry, Harve was responsible for Customer Administrative Services for United Health Group. Prior to United, he worked at Cigna with responsibilities in health plan management, Information Technology and Human Resources. “Harve has driven the integration and consolidation of Coventry’s claims, customer service and information technology operations into a world class, cost effective business,” said Dale Wolf, “Under Harve’s leadership, Coventry’s information system and customer service costs rank among the lowest in the industry.”

        “Coventry is fortunate to have a deep and talented pool of experienced business leaders,” said Dale Wolf, Coventry’s current Chief Financial Officer, and CEO effective January 1, 2005, “With these appointments, I believe we have an executive management team that will build upon Coventry’s outstanding record of profitable growth.”

        Coventry Health Care is a managed health care company based in Bethesda, Maryland operating health plans and insurance companies under the names Coventry Health Care, Coventry Health and Life, Altius Health Plans, Carelink Health Plans, Group Health Plan, HealthAmerica, HealthAssurance, HealthCare USA, OmniCare, PersonalCare, SouthCare, Southern Health and WellPath. The Company provides a full range of managed care products and services, including HMO, PPO, POS, Medicare+Choice, Medicaid, and Network Rental to 3.1 million members in a broad cross section of employer and government–funded groups in 15 markets throughout the Midwest, Mid-Atlantic and Southeast United States. More information is available on the Internet at http://www.cvty.com/

        This press release may contain forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in the Company’s Annual Report on Form 10–K for the year ended December 31, 2003 filed with the Securities and Exchange Commission (SEC).